UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 28, 2015

Regal Entertainment Group

 (Exact Name of Registrant as Specified in its Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7132 Regal Lane, Knoxville, Tennessee 37918

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 865-922-1123

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On May 28, 2015, Regal Entertainment Group (the “Company”) received a civil investigative demand (the “CID”) from the United States Department of Justice, Antitrust Division, as part of an investigation into potentially anticompetitive conduct under Sections 1 and 2 of the Sherman Act, 15 U.S.C. § 1 and § 2.  On June 1, 2015, the Company also received an investigative demand from the Antitrust Section of the Office of Attorney General of the State of Ohio regarding an inquiry under Ohio’s antitrust laws.  The CID and the Ohio investigative demand require the Company to produce documents and answer interrogatories.  The Company intends to cooperate with these investigations and any other related Federal or state investigations to the extent any are undertaken.  While the Company does not believe that the DOJ or state investigations will produce evidence that the Company has engaged in any anticompetitive conduct in violation of Federal or state antitrust or competition laws, the Company can provide no assurances as to the scope, timing or outcome of the DOJ’s or any other state or Federal governmental reviews of the Company’s conduct.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP

Date: June 1, 2015	By:	/s/ Peter B. Brandow
	Name:	Peter B. Brandow
	Title:	Executive Vice President, General Counsel & Secretary